EXHIBIT 4.26

BRINGING THIS DOCUMENT OR ANY CERTIFIED COPY OF THIS DOCUMENT INTO THE REPUBLIC OF AUSTRIA AS WELL AS ANY WRITTEN CONFIRMATION (INCLUDING E-MAIL AND FAX) OR WRITTEN REFERENCE (INCLUDING E-MAIL AND FAX) TO THIS DOCUMENT MAY CAUSE THE IMPOSITION OF AUSTRIAN STAMP DUTY TAX.

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Supplemental Indenture”), dated as of November 22, 2012 among PE Paper Escrow GmbH (the “Issuer”), an Austrian limited liability company (Gesellschaft mit beschränkter Haftung), having its registered office at Teinfaltstrasse 8, 1010 Vienna Austria and registered with the Commercial Court of Vienna, Austria under registration number FN 315874 x, the guarantors listed on the Annex hereto (the “Guarantors”), The Bank of New York Mellon, as Trustee, and J.P. Morgan Europe Limited, as Security Agent.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Security Agent an indenture dated as of July 29, 2009, as amended by the First Supplemental Indenture thereto dated as of August 27, 2009 (the “First Supplemental Indenture” and the indenture, as amended by the First Supplemental Indenture, the “Indenture”), providing for the issuance of euro-denominated 11.75% Senior Secured Notes due 2014 (the “Euro Notes”) and dollar-denominated 12% Senior Secured Notes due 2014 (the “Dollar Notes”, and together with the Euro Notes, the “Notes”);

WHEREAS, pursuant to Section 9.02 of the Indenture the Issuer, the Guarantors, the Trustee and the Security Agent may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes) subject to certain exceptions;

WHEREAS, the Issuer has offered to purchase for cash any and all of the outstanding Notes and has solicited consents (the “Tender Offer and Consent Solicitation”) to certain amendments to the Indenture (the “Proposed Amendments”) upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated November 9, 2012, as amended, modified or supplemented (the “Offer to Purchase and Consent Solicitation Statement”);

WHEREAS, the Issuer has received consents from Holders of at least a majority in aggregate principal amount of the Notes outstanding to effect the Proposed Amendments set forth in this Supplemental Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Issuer and the Guarantors have been duly performed and complied with.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Security Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             DELETION OF COVENANTS. (a)   The Indenture is hereby amended by deleting in their entirety Section 4.03 (Reports and Other Information), Section 4.07 (Limitation on Restricted Payments), Section 4.08 (Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries), Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock), Section 4.10 (Assets Sales), Section 4.11 (Transactions with Affiliates), Section 4.13 (Additional Intercreditor Agreement), Section 4.14 (Offer to Repurchase Upon Change of Control), Section 4.15 (Designation of Restricted and Unrestricted Subsidiaries), Section 4.16 (Limitation on Issuance of Guarantees of Indebtedness by Restricted Subsidiaries), Section 4.18 (Maintenance of Listing), Section 4.20 (Payments for Consent) and Section 4.22 (The Issuer and the Notes Proceeds Loan) and, in the case of each such section, replacing such section with the word “[Reserved].”, and any and all references to such sections, any and all obligations thereunder and any event of default related to such sections are hereby deleted wherever occurring in the Indenture.

(b)           The Indenture is hereby amended by deleting in their entirety clauses (a)(iv) and (b)(iv) of Section 5.01 (Merger, Consolidation or Sale of Assets) and, in the case of each such clause, replacing such clause with the word “[Reserved].”, and any and all references to such section, any and all obligations thereunder and any event of default related to such section are to such section as amended hereby wherever occurring in the Indenture.

3.             AMENDMENTS. (a)           The Indenture is hereby amended by deleting in its entirety the definition of “Designated Indebtedness” in Section 1.01 and replacing it with:

““Designated Indebtedness” means any Indebtedness in an aggregate principal amount of at least US$25 million (including the amount of all undrawn commitments and matured and contingent reimbursement obligations pursuant to letters of credit thereunder) that is designated as Designated Indebtedness by an Officer.”, and any and all references to such definition shall be to such section as amended hereby wherever occurring in the Indenture.

(b)           The Indenture is hereby amended by deleting in its entirety Section 4.12 (Liens) and replacing it with:

“Section 4.12        Liens.

The Parent and its Subsidiaries may, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired at anytime without restriction.”, and any and all references to such section, any and all obligations thereunder and any event of default related to such section are to such section as amended hereby wherever occurring in the Indenture.

(c)           The Indenture is hereby amended by deleting in its entirety Section 4.19 (No Impairment of Security Interests) and replacing it with:

“Section 4.19        No Impairment of Security Interests.

At the direction of the Issuer and without the consent of the holders of the Notes, the Trustee and the Security Agent may from time to time enter into one or more amendments to the Collateral Documents, subject to, for so long as any Notes are outstanding under this Indenture, the fourth paragraph of Section 9.02.”, and any and all references to such section, any and all obligations thereunder and any event of default related to such section are to such section as amended hereby wherever occurring in the Indenture.

(d)           The Indenture is hereby amended by deleting in their entirety clauses (vi) and (vii) under Section 6.01 (Events of Default) and the Issuer and Guarantors shall be released from all obligations under such clauses, and any and all references to such section are to such section as amended hereby wherever occurring in the Indenture.

(e)           The Indenture is hereby amended by deleting all definitions in the Indenture which are used exclusively in the sections and clauses deleted pursuant to Sections 2 and 3 of this Supplemental Indenture or whose sole use or uses in the Indenture are eliminated in the amendments set forth in Sections 2 and 3 of this Supplemental Indenture. The Indenture is hereby amended by deleting in their entirety all references in the Indenture to sections or clauses deleted by Sections 2 and 3 of this Supplemental Indenture.

4.             EFFECTIVENESS OF DELETION OF COVENANTS AND AMENDMENTS. This Supplemental Indenture shall be effective upon execution hereof by the Issuer, the Guarantors, the Trustee and the Security Agent; provided that the amendments to the Indenture and the Notes set forth in Sections 2 and 3 of this Supplemental Indenture shall not become operative until the earlier of the Early Settlement Time (as defined in the Offer to Purchase and Consent Solicitation Statement), if any, and the Settlement Time (as defined in the Offer to Purchase and Consent Solicitation Statement), as applicable. In the event the Issuer terminates the Tender Offer and Consent Solicitation, this Supplemental Indenture shall be terminated and be of no force or effect and the Indenture shall not be modified hereby.

5.             RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. Except as expressly amended or supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Supplemental Indenture, then the terms and conditions of this Supplemental Indenture shall prevail.

6.             GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.             COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.             THE TRUSTEE AND THE SECURITY AGENT. The Trustee and the Security Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

10.          SEVERABILITY. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PE PAPER ESCROW GMBH, as Issuer

By:	/s/ Stephen J. Blyth
Name: Stephen J. Blyth
Title: Director

By:	/s/ Jörg H. Pässler
Name: Jörg H. Pässler
Title: Director

SAPPI LIMITED, as Guarantor

By:	/s/ Ralph Böettger
Name: Ralph Böettger
Title: Chief Executive Officer

SAPPI INTERNATIONAL S.A., as Guarantor

By:	/s/ Stephen J. Blyth
Name: Stephen J. Blyth
Title: Director

By:	/s/ Jörg H. Pässler
Name: Jörg H. Pässler
Title: Director

SAPPI EUROPE S.A., as Guarantor

By:	/s/ Berend J. Wiersum
Name: Berend J. Wiersum
Title: Director

SAPPI LANAKEN NV, as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title: Director

SAPPI LANAKEN PRESS PAPER NV, as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title: Director

SAPPI FINLAND I OY, as Guarantor

By:	/s/ Berend J. Wiersum
Name: Berend J. Wiersum
Title: Director

SAPPI PULP ASIA LIMITED, as Guarantor

By:	/s/ Fung Yi Chan
Name: Fung Yi Chan
Title: Director

SAPPI PAPIER HOLDING GMBH, as Guarantor

By:	/s/ Jörg H. Pässler
Name: Jörg H. Pässler
Title: Managing Director

By:	/s/ Stephen J. Blyth
Name: Stephen J. Blyth
Title: Managing Director

SAPPI GRATKORN GMBH, as Guarantor

By:	/s/ Maximilian Oberhumer
Name: Maximilian Oberhumer
Title: Managing Director

SAPPI MAGNOSTAR GMBH, as Guarantor

By:	/s/ Maximilian Oberhumer
Name: Maximilian Oberhumer
Title: Managing Director

SAPPI NETHERLANDS B.V., as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title: Director

SAPPI MAASTRICHT B.V., as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title: Director

SAPPI NIJMEGEN B.V., as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title: Director

SAPPI DEUTSCHLAND HOLDING GMBH, as Guarantor

By:	/s/ Glen T. Pearce
Name: Glen T. Pearce
Title: Director

By:	/s/ Mathijs Quaedvlieg
Name: Mathijs Quaedvlieg
Title: Director

SAPPI ALFELD GMBH, as Guarantor

By:	/s/ Stefan Karrer
Name: Stefan Karrer
Title: Managing Director

SAPPI DEUTSCHLAND GMBH, as Guarantor

By:	/s/ Peter Boer
Name: Peter Boer
Title: Managing Director

SAPPI EHINGEN GMBH, as Guarantor

By:	/s/ Steffen Wurdinger
Name: Steffen Wurdinger
Title: Mill Director

SAPPI STOCKSTADT GMBH, as Guarantor

By:	/s/ Christian Dietershagen
Name: Christian Dietershagen
Title: Managing Director

S.D. WARREN COMPANY, as Guarantor

By:	/s/ Annette Luchene
Name: Annette Luchene
Title: Chief Financial Officer

SAPPI CLOQUET LLC, as Guarantor

By:	/s/ Annette Luchene
Name: Annette Luchene
Title: Chief Financial Officer

SDW HOLDINGS CORPORATION, as Guarantor

By:	/s/ Annette Luchene
Name: Annette Luchene
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Michael Lee
Name: Michael Lee
Title: Vice President

J.P. MORGAN EUROPE LIMITED, as Security Agent

By:	/s/ Belinda Lucas
Name: Belinda Lucas
Title: Associate

Annex

Name	Country of Incorporation

Sappi Limited	South Africa
Sappi International S.A.	Belgium
Sappi Europe S.A.	Belgium
Sappi Lanaken NV	Belgium
Sappi Lanaken Press Paper NV	Belgium
Sappi Finland I Oy	Finland
Sappi Pulp Asia Limited	Hong Kong
Sappi Papier Holding GmbH	Austria
Sappi Gratkorn GmbH	Austria
Sappi MagnoStar GmbH	Austria
Sappi Austria Produktions-GmbH & Co. KG	Austria
Sappi Netherlands B.V.	The Netherlands
Sappi Maastricht B.V.	The Netherlands
Sappi Nijmegen B.V.	The Netherlands
Sappi Deutschland Holding GmbH	Germany
Sappi Alfeld GmbH	Germany
Sappi Deutschland GmbH	Germany
Sappi Ehingen GmbH	Germany
Sappi Stockstadt GmbH	Germany
S.D. Warren Company	Pennsylvania, USA
Sappi Cloquet LLC	Delaware, USA
SDW Holdings Corporation	Delaware, USA